UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 2, 2004

(Date of earliest event reported)

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1075 First Avenue, King of Prussia, PA 19406

(Address of principal executive offices and zip code)

(610) 265-3229

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Effective February 2, 2004, the Board of Directors of GSI Commerce, Inc. (the “Company”) accepted the resignation of Mr. Steven C. Davis as an employee of the Company. Mr. Davis had served as Senior Vice President of Marketing of the Company. Mr. Davis has agreed to assist the Company in a consulting capacity during a transition period. The Company is currently engaged in a search to find a permanent replacement for Mr. Davis’s position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Michael G. Rubin
Michael G. Rubin Chairman, President and Chief Executive Officer

Dated: February 2, 2004